UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 9, 2005

NORTH AMERICAN TECHNOLOGIES

GROUP, INC.

(Exact name of registrant as specified in charter)

Delaware	0-16217	33-0041789
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer identification no.)

14315 West Hardy Road, Houston, Texas 77060

(Address of principal executive offices)

(281) 847-0029

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1. REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01. Entry into a Material Definitive Agreement.

The Company did not make the payment of principal and interest in the amount of $757,944 due on April 1, 2005 to Opus 5949 LLC (“Opus”) under the Construction Loan Agreement dated February 5, 2004 (the “Construction Loan”) in order to conserve its cash resources. The Company and its two subsidiaries, TieTek Technologies, Inc. and TieTek LLC (collectively, the “Borrowers”), entered into an agreement with Opus to postpone the due date of that payment until May 9, 2005.

On May 9, 2005, the Borrowers entered into a Forbearance Agreement (the “Forbearance Agreement”) with Opus. Pursuant to the Forbearance Agreement, Opus agreed to defer receipt of the principal payments due in the remainder of this calendar year under the Construction Loan until January 1, 2006 and to forbear in the enforcement of its rights under the Construction Loan until
December 31, 2005. TieTek is obligated to pay the interest that becomes due during the term of the Forbearance Agreement, at the default rate thereunder, by issuing promissory notes to Opus on their respective due dates. Upon the execution of the Forbearance Agreement, the Borrower executed a promissory note to Opus in the amount of $407,944.45, representing the interest payment originally due on April 1, 2005.

Under the Forbearance Agreement, the Borrowers are obligated:

•	to select special counsel and, no later than May 25, 2005, an investment adviser to determine the feasibility of refinancing the Construction Loan, and/or obtaining a bridge loan, a working capital loan or a permanent loan, and to provide to the Lender the Borrower’s suggested plans therefor;

•	to solicit from certain of the Company’s large shareholders financing for the Borrower’s cash needs during the period necessary for TieTek to achieve stabilization of its manufacturing processes;

•	to obtain a commitment for such additional financing on or before July 30, 2005;

•	to engage, on or before May 25, 2005, one or more consultants to assist Borrower in improving its operations and stabilizing the manufacturing processes, with a completion date of July 1, 2005;

•	to provide to Lender information substantially similar to that provided to its directors, opportunities to discuss with management Borrower’s business affairs and plans, and access to the Borrower’s books, records and facilities to confirm the information provided.

The Forbearance Agreement may be terminated by Opus if the Borrowers violate the terms of the Forbearance Agreement or commit any default under the Construction Loan Agreement (other than the payment of principal and interest when due thereunder).

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SECTION 9. FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01. Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

Not applicable

(b) Pro forma financial information.

Not applicable

(c) Exhibits.

Exhibit 10.1	Forbearance Agreement dated May 9, 2005, among North American Technologies Group, Inc., TieTek Technologies, Inc., TieTek LLC, and Opus 5949 LLC.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTH AMERICAN
TECHNOLOGIES GROUP, INC.

/s/ Joe B. Dorman
Joe B. Dorman, CFO

Dated: May 13, 2005

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